SEWARD & KISSEL LLP
901 K STREET, N.W.
WASHINGTON, D.C. 20001

Telephone: (202) 737-8833
Facsimile: (202) 737-5184
www.sewkis.com

 January 25, 2013

Vericimetry Funds
800 Wilshire Boulevard, Suite 300
Los Angeles, CA 90017

Ladies and Gentlemen:

We have acted as counsel to Vericimetry Funds. (the “Trust”), a Delaware statutory trust, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indefinite number of shares of beneficial interest (the “Shares”), of its series, Vericimetry U.S. Small Cap Value Fund (the “Fund”).  The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion relates to the Shares of the Fund being registered pursuant to the Post-Effective Amendment to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) to become effective on January 28, 2012 pursuant to paragraph (b) of Rule 485 under the Securities Act (as so amended, the “Registration Statement”) in which this letter is included as Exhibit (i).

As counsel for the Trust, we have participated in the preparation of the Registration Statement.  We have examined the Declaration of Trust and By-Laws of the Trust and any amendments and supplements thereto and have relied upon such trust records of the Trust and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

Based on such examination, we are of the opinion that the Shares of the Fund to be offered for sale pursuant to the Registration Statement are duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable Shares of the Fund under the laws of the State of Delaware.

We do not express an opinion with respect to any laws other than the laws of Delaware applicable to the issuance of shares of beneficial interest in a statutory trust.  Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or “blue sky” laws of Delaware or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP

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